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                          AGREEMENT AND PLAN OF MERGER


                                     among

                              JOHN WOOD GROUP PLC,


                             ERC ACQUISITION, INC.

                                      and

                              ERC INDUSTRIES, INC.


                           Dated as of March 29, 2000



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                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   THE MERGER

Section 1.1   The Merger..........................................  1
Section 1.2   The Closing.........................................  1
Section 1.3   Effective Time......................................  2

                                   ARTICLE 2
                    CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

Section 2.1    Certificate of Incorporation.......................  2
Section 2.2    Bylaws.............................................  2

                                   ARTICLE 3
                         DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION

Section 3.1    Directors of Surviving Corporation.................  2
Section 3.2    Officers of Surviving Corporation..................  2

                                   ARTICLE 4
               EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

Section 4.1    Effect of Merger on Capital Stock..................  3
Section 4.2    Exchange of Certificates Representing Company
                 Common Stock.....................................  3
Section 4.3    Dissenting Shares..................................  5
Section 4.4    Adjustment of Consideration........................  5
Section 4.5    Treatment of Units.................................  6

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1    Existence; Good Standing; Corporate Authority......  6
Section 5.2    Authorization, Validity and Effect of Agreements...  6
Section 5.3    Capitalization.....................................  6
Section 5.4    No Conflict........................................  7
Section 5.5    SEC Documents......................................  7
Section 5.6    No Brokers.........................................  8


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Section 5.7    Vote Required......................................  8
Section 5.8    Opinion of Financial Advisor.......................  8

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

Section 6.1    Existence; Good Standing; Corporate Authority......  9
Section 6.2    Authorization, Validity and Effect of Agreements...  9
Section 6.3    No Brokers.........................................  9
Section 6.4    No Conflict........................................  9
Section 6.5    Merger Sub......................................... 10
Section 6.6    Financing.......................................... 10

                                   ARTICLE 7
                                   COVENANTS
Section 7.1    Conduct of Businesses.............................. 10
Section 7.2    Meetings of Stockholders........................... 11
Section 7.3    Proxy Statement.................................... 12
Section 7.4    Expenses........................................... 12
Section 7.5    Consents........................................... 12
Section 7.6    Publicity.......................................... 13
Section 7.7    Indemnification; Insurance......................... 13

                                   ARTICLE 8
                                   CONDITIONS

Section 8.1    Conditions to Each Party's Obligation to
                 Effect the Merger................................ 14
Section 8.2    Conditions to Obligation of the Company to
                 Effect the Merger................................ 14
Section 8.3    Conditions to Obligation of Parent and Merger Sub
                 to Effect the Merger............................. 15

                                   ARTICLE 9
                                  TERMINATION

Section 9.1    Termination by Mutual Consent...................... 15
Section 9.2    Termination by Parent or the Company............... 15
Section 9.3    Termination by the Company......................... 16
Section 9.4    Termination by Parent.............................. 16
Section 9.5    Effect of Termination.............................. 16
Section 9.6    Extension; Waiver.................................. 17

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                                   ARTICLE 10
                               GENERAL PROVISIONS

Section 10.1   Nonsurvival of Representations, Warranties
                 and Agreements................................... 17
Section 10.2   Notices............................................ 17
Section 10.3   Assignment; Binding Effect; Benefit................ 18
Section 10.4   Entire Agreement................................... 18
Section 10.5   Amendments......................................... 18
Section 10.6   Governing Law...................................... 19
Section 10.7   Counterparts....................................... 19
Section 10.8   Headings........................................... 19
Section 10.9   Interpretation..................................... 19
Section 10.10  Waivers............................................ 20
Section 10.11  Severability....................................... 20
Section 10.12  Obligation of Parent............................... 20
Section 10.13  Subsidiaries....................................... 20
Section 10.14  Action by the Company.............................. 20

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                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 29, 2000 is among John Wood Group PLC, a company incorporated in the United Kingdom and registered in Scotland ("Parent"), ERC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ERC Industries, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, as of the date hereof, Parent owns 89.7% of the outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock");

          WHEREAS, the parties hereto desire to merge Merger Sub with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Parent, pursuant to which each share of the Company Common Stock not owned by Parent will be converted into the right to receive $1.60 in cash;

          WHEREAS, the respective Boards of Directors of Merger Sub and the Company have determined the Merger, in the manner contemplated herein, to be advisable and in the best interests of their respective corporations and stockholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and, by resolutions duly adopted, have approved and adopted this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

          Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the "DGCL").

          Section 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled

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or waived in accordance herewith or (b) at such other time, date or place as
Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          Section 1.3 Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, Parent, Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of section 251 of the DGCL to be properly executed and filed in accordance with such section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

                    CERTIFICATE OF INCORPORATION AND BYLAWS
                         OF THE SURVIVING CORPORATION

          Section 2.1 Certificate of Incorporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

          Section 2.2 Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION

          Section 3.1 Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

          Section 3.2 Officers of Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

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                                   ARTICLE 4

               EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
                           CONSTITUENT CORPORATIONS

          Section 4.1  Effect of Merger on Capital Stock.

          (a) At the Effective Time, each share of the common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (b) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares (as defined in Section 4.3) and (ii) shares of Company Common Stock (x) held in the Company's treasury or (y) owned by Parent, Merger Sub or any other wholly owned Subsidiary (as defined in Section 10.13) of Parent or the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $1.60 in cash (the "Consideration"), subject to adjustment as provided in Section 4.4.

          (c) As a result of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Company Common Stock (other than (i) Dissenting Shares and (ii) shares of Company Common Stock (x) held in the Company's treasury or (y) owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or the Company) shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Consideration in accordance with Section 4.2(b) upon the surrender of such Certificate.

          (d) Each share of Company Common Stock and all other shares of capital stock of the Company that are held in the Company's treasury, and each share of Company Common Stock and all other shares of capital stock of the Company that are owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or the Company, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding, be canceled and retired and cease to exist without payment of any consideration therefor, and no stock of Parent or other consideration shall be delivered in exchange therefor.

          Section 4.2  Exchange of Certificates Representing
Company Common Stock.

          (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Article 4, cash in an amount equal to the total aggregate Consideration (such cash being

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hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section
4.1(b) in exchange for outstanding shares of Company Common Stock.

          (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates (other than to (i) holders of Dissenting Shares and (ii) holders of Company Common Stock that, pursuant to Section 4.1(d), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate cash in an amount equal to the Consideration, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Consideration shall be paid to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, the presented Certificates shall be canceled and exchanged for cash in an amount equal to the Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Article 4.

          (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this
Article 4 shall thereafter look only to Parent for payment of the Consideration deliverable in respect of each Certificate such former stockholder holds as determined pursuant to this Agreement.

          (e) None of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

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          (f) Parent and the Exchange Agent shall be entitled to deduct and withhold from the Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent reasonably determines is required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate cash in an amount equal to the Consideration deliverable in respect thereof pursuant to this Agreement.

          Section 4.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of Company Common Stock, the holder of which shall not have voted shares in favor of the Merger and shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive the Consideration hereunder; and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262 or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 262 and each such Dissenting Share shall thereupon be deemed to be converted into the right to receive the Consideration.

          Section 4.4 Adjustment of Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction without receipt of consideration with respect to Company Common Stock, the Consideration shall be appropriately adjusted.

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          Section 4.5  Treatment of Units.  All units outstanding as of the
Effective Time under the Company's long-term incentive plan (the "LTIP") shall continue in full force and effect and shall not be affected in any manner as a result of the Merger.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent that:

          Section 5.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

          Section 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. This Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby has been duly authorized and approved by a unanimous vote of a special committee of the Board of Directors of the Company consisting solely of directors who are not affiliated with Parent (the "Special Committee") and by all other requisite corporate action, other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's stockholders. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          Section 5.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of serial preferred stock, par value $1.00 per share, of the Company ("Company Preferred Stock"). As of March 29, 2000, (i) 30,698,272 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding and (ii) no shares of Company Common Stock or Company Preferred Stock were reserved for issuance. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

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          Section 5.4  No Conflict.

          (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article 1 and (ii) filings required the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the meeting of the stockholders of the Company to approve and adopt this Agreement and the transactions contemplated hereby (collectively, the "Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Company Material Adverse Effect.

          Section 5.5 SEC Documents. The Company has made available to Parent each registration statement, report, schedule, proxy statement or information statement (other than preliminary materials) filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the

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Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and changes in stockholders' equity of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1998, including all notes thereto, as of such date, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which would not have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 5.6 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Special Committee has retained Schroder & Co. Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

          Section 5.7 Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock, together with the vote contemplated by Section 8.1(a)(ii), is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          Section 5.8 Opinion of Financial Advisor. The Special Committee has received the opinion dated March 28, 2000 (the "Fairness Opinion") of Schroder & Co. Inc. to the effect that, as of the date thereof, the Consideration is fair, from a financial point of view, to the holders of the Company Common Stock other than Parent.

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                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                                AND MERGER SUB

          Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

          Section 6.1 Existence; Good Standing; Corporate Authority. Parent and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Parent's certificate of incorporation and bylaws previously made available to the Company are true and correct and contain all amendments as of the date hereof.

          Section 6.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement constitutes the valid and legally binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          Section 6.3 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          Section 6.4  No Conflict.

          (a) Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under, any of the terms, conditions

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or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Parent Material Adverse Effect.

          Section 6.5 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any activities other than in connection with or as contemplated by this Agreement.

          Section 6.6 Financing. Parent has the financial resources to consummate the transactions contemplated by this Agreement and to pay the total aggregate Consideration.

                                   ARTICLE 7

                                   COVENANTS

          Section 7.1 Conduct of Businesses. Prior to the Effective Time, except as expressly contemplated by any other provision of this Agreement or as required by applicable law, unless Parent has consented in writing thereto, the
Company:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c)  shall not amend its certificate of incorporation or bylaws;

          (d) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof;
     (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (iii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice; or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (f) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (g) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) that are material to the Company, individually or in the aggregate, except in the ordinary course of business;

          (h) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions; and

          (i) shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto (i) to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or (ii) to consummate the Merger.

          Section 7.2 Meetings of Stockholders.

          (a) The Company will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and the Merger.

          (b) The Company, through the Special Committee, shall recommend approval of such matters subject to the determination by the Board of Directors of the Company after consultation with counsel that recommending approval of such matters would not be inconsistent with its fiduciary obligations. Additionally, the Special Committee may at any time prior to the Effective Time withdraw, modify, or change any recommendation and declaration regarding this Agreement or the Merger if in the opinion of the Special Committee after consultation with its counsel the failure to so withdraw, modify, or change its recommendation and declaration would be inconsistent with its fiduciary obligations.

          Section 7.3  Proxy Statement.

          (a) Each of Parent and the Company shall cooperate and promptly prepare and the Company shall file as soon as practicable with the SEC under the Exchange Act a proxy statement with respect to the meeting of the stockholders of the Company to approve and adopt this Agreement and the transactions contemplated hereby (the "Proxy Statement"). The respective parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Rule 13e-3. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date hereof.

          (c) Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Exchange Act.

          (d) As soon as practicable after the date of this Agreement, Parent, Merger Sub and the Company shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3"), with respect to the Merger.
Each of the parties hereto agrees to use its reasonable best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Schedule 13E-3. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

          Section 7.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          Section 7.5 Consents. Each of the Company and Parent shall cooperate, and use its reasonable best efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement.

          Section 7.6 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

          Section 7.7  Indemnification; Insurance.

          (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company or any Subsidiary thereof (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, with respect to matters occurring through the Effective Time, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent shall cause the Surviving Corporation to pay, as incurred, the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) Parent shall cause the Surviving Corporation to cooperate in the defense of any such matter; provided, however, the Surviving Corporation shall not be liable for any settlement effected without its written consent, and provided further that the Surviving Corporation shall not be obligated pursuant to this Section 7.7 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the opinion of counsel for any of the Indemnified Parties, there is a conflict of interests between two or more of such Indemnified Parties.

          (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of the Company with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition of such Action.

          (c) For a period of six years after the Effective Time, Parent shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by Parent's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified

Parties than such existing insurance, with respect to matters occurring through the Effective Time; provided that Parent shall not be required to pay annual premiums in excess of the last annual premium paid by Parent prior to the date hereof, but in such case shall purchase as much coverage as reasonably practicable for such amount.

          (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company, under the DGCL, under indemnity agreements with the Company existing on the date hereof or otherwise. The provisions of this Section 7.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

                                   ARTICLE 8

                                   CONDITIONS

          Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the Merger shall have been adopted and approved by the affirmative vote of (i) holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon and
     (ii) holders of a majority of the issued and outstanding shares of Company Common Stock not owned, directly or indirectly, by Parent that are entitled to vote thereon and that are voting for or against the matter in person or by proxy at the meeting of stockholders of the Company called for such purpose.

          (b) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to use its reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and the Company shall have received a certificate of the Parent, executed on its behalf by its President or a Vice President of Parent, dated the Closing Date, certifying to such effect.

          (b) At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or is likely to have a Parent Material Adverse Effect.

          (c) At the time of the mailing of the Proxy Statement to the stockholders of the Company and at the Effective Time, Schroder & Co. Inc. shall not have withdrawn the Fairness Opinion.

          Section 8.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and Parent shall have received a certificate of the Company, executed on its behalf by its President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

        (b) At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or is likely to have a Company Material Adverse Effect.

                                   ARTICLE 9

                                  TERMINATION

          Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

          Section 9.2 Termination by Parent or the Company. This Agreement may be terminated by Parent or the Company if:

          (a) a meeting (including adjournments and postponements) of the Company's stockholders for the purpose of obtaining the approvals required by Section 8.1(a) shall have been held and such stockholder approvals shall not have been obtained; or

          (b) a court of competent jurisdiction (U.S. or foreign) or a U.S. or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used its reasonable best efforts to remove such injunction, order or decree.

          Section 9.4 Termination by the Company. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of the Company, if (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.3 shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in
Section 8.3(a) shall not be satisfied.

          Section 9.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Parent, if:

           (a) (i) there has been a breach by the Company of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.4(a) shall not be available to Parent if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

          (b) the Board of Directors of the Company or the Special Committee shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of the Merger, or resolved to do so.

          Section 9.2 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Section 7.4 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.11 and 10.12, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

          Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                               GENERAL PROVISIONS

          Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4, in Sections 7.4 and 7.7 and this Article 10 shall survive the Merger.

          Section 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          (a)  if to Parent or Merger Sub:

                    John Wood Group PLC
                    John Wood House
                    East Tullos
                    Greenwell Road
                    Aberdeen, Scotland
                    AB12 3AX
                    Attention: General Counsel
                    Facsimile: 011-44-1-224-851-110

               with a copy to:

                    J. David Kirkland, Jr., Esq.
                    Baker Botts L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, Texas  77002-4995
                    Facsimile:  (713) 229-1522

           (b) if to the Company:

                    ERC Industries, Inc.
                    1441 Park Ten Boulevard
                    Houston, Texas 77084
                    Attention: President
                    Facsimile: (281) 398-8086

               with a copy to:

                    Bryce D. Linsenmayer
                    Haynes and Boone, LLP
                    1000 Louisiana, Suite 4300
                    Houston, Texas 77002-5012
                    Facsimile:  (713) 547-2600

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Section 7.7, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article 4 and Section 7.7 may be enforced by the beneficiaries thereof.

          Section 10.4 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          Section 10.5 Amendments. This Agreement may be amended by the parties hereto (in the case of the Company, only if authorized by the Special Committee), at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

          Section 10.9  Interpretation.

          In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

          (c) "Company Material Adverse Effect" shall mean a material adverse effect or change on (a) the business or financial condition of the Company and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the energy services industry, or (b) the ability of the Company to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing.

          (d) "Parent Material Adverse Effect" shall mean a material adverse effect or change on the ability of Parent to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing.

          Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          Section 10.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

          Section 10.12 Obligation of Parent. Whenever this Agreement requires Merger Sub (or its successors) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof.

          Section 10.13 Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner; provided, however, that for purposes of this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries shall be deemed a Subsidiary of Parent.

              Section 10.14 Action by the Company. Any action permitted to be taken by the Company pursuant to Article VIII or IX shall be taken only if authorized by the Special Committee prior thereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                              JOHN WOOD GROUP PLC



                              By: /s/ Wendell Brooks
                                 --------------------------------------
                                  Name:  Wendell Brooks
                                  Title: Director

                              ERC ACQUISITION, INC.



                              By: /s/ Wendell Brooks
                                 --------------------------------------
                                  Name:  Wendell Brooks
                                  Title: President

                              ERC INDUSTRIES, INC.



                              By: /s/ Alan Senn
                                 --------------------------------------
                                  Name:  Alan Senn
                                  Title: President